Baldwin & Lyons, Inc.                                                                                                                                                                                                                                                              February 16, 2017
Unaudited Fourth Quarter Financial Statements                                                                                                                                                                                         Investor Contact:  William Vens
                                                                                                                                                                                                                                                                               investors@baldwinandlyons.com
                                                                                                                                                                                                                                                                                                           (317) 429-2554

BALDWIN & LYONS ANNOUNCES RESULTS FOR THE QUARTER AND TWELVE MONTHS OF 2016

●	Gross premiums written during the fourth quarter of 2016 totaled a record $104.9 million, 7.2% higher than the fourth quarter of 2015.

●	Gross premiums written for the year ended December 31, 2016 totaled a record $403.0 million, 5.1% higher than the previous record from 2015.

●	December 31, 2016 net income totaled $28.9 million, or $1.92 per share, an increase of $5.7 million compared to 2015.

Carmel, Indiana, February 16, 2017—Baldwin & Lyons, Inc. (NASDAQ: BWINA, BWINB) today announced fourth quarter net income of $4.9 million, or $.32 per share, which compares to net income of $3.5 million, or $.24 per share, for the prior year's fourth quarter.  Net income for the full year of 2016 totaled $28.9 million, or $1.92 per share, compared to $23.3 million, or $1.55 per share, for the prior year period.
Gross premiums written for the current quarter was a record $104.9 million, 7.2% higher than the $97.8 million written during the fourth quarter of 2015.  The increase was driven by the continued strong performance of the Company's core Fleet Transportation products.  Gross premiums written for the twelve months ended December 31, 2016 totaled a record $403.0 million, 5.1% higher than the previous record $383.6 million written during 2015.
Net premiums earned for the fourth quarter of 2016 was $69.1 million, 4.8% higher than last year's fourth quarter total, driven by a 10.1% increase in premiums earned from Fleet Transportation products, partially offset by planned declines in reinsurance products.  For the twelve months ended December 31, 2016, earned premiums increased 4.8% to a record twelve month total of $276.0 million.
Net investment income of $4.0 million, reflected an increase of 5.6% compared to the fourth quarter of 2015 due to higher bond yields.  For the twelve months ended December 31, 2016, net investment income was $14.5 million, reflecting an increase of 15.9% compared to the prior year period.
Book value per share on December 31, 2016 of $26.81 decreased $.17 per share during the fourth quarter, after the payment of cash dividends to shareholders totaling $.26 per share.  For the twelve months ended December 31, 2016, book value per share increased $.56 after the payment of cash dividends to shareholders totaling $1.04 per share.  The combination of the increase in book value and dividends represents a 6.1% total return on beginning book value for the twelve months ended December 31, 2016.
The Company's net income, determined in accordance with U.S. generally accepted accounting principles (GAAP), includes items that may not be indicative of ongoing operations. The following table reconciles income before federal income taxes to underwriting income, a non-GAAP financial measure that is a useful tool for investors and analysts in analyzing ongoing operating trends.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016	2015	2016	2015

Income before federal income taxes	$7,067	$4,621	$43,054	$33,952
Less: Net realized gains (losses) on investments	6,204	(1,753)	23,228	(1,261)
Operating income, before federal income taxes	$863	$6,374	$19,826	$35,213
Less: Investment income	3,982	3,771	14,483	12,498
Less: Corporate and other income (expense)	257	(395)	1,118	(60)
Underwriting income (loss)	$(3,376)	$2,998	$4,225	$22,775
Less: Reinsurance underwriting income (loss) in run-off	(519)	(2,603)	(8,199)	(1,504)
P&C Insurance underwriting income	$(2,857)	$5,601	$12,424	$24,279

Note: The Company currently operates within two reportable business segments: Property and Casualty (P&C) Insurance and Reinsurance (which is in run-off).

Three months ended December 31, 2016

Operating Income
Operating income, before federal income taxes, was $0.9 million for the fourth quarter of 2016 which compares to operating income, before federal income taxes, of $6.4 million during the fourth quarter of 2015.
Reinsurance Operations (in run-off)
Reinsurance Operations produced an underwriting loss of $0.5 million for the fourth quarter of 2016 which compares to an underwriting loss of $2.6 million during the 2015 fourth quarter.
Property & Casualty Insurance Operations
Property & Casualty Insurance produced an underwriting loss of $2.9 million, resulting in a combined ratio for the fourth quarter of 104.3%.  The fourth quarter of 2016 was negatively impacted by adverse development related to a limited number of infrequent, but severe, Public Transportation charter bus claims.  This compares to underwriting income of $5.6 million and a combined ratio of 91.1% during the fourth quarter of 2015.

Twelve months ended December 31, 2016

Operating Income
For the twelve months ended December 31, 2016, operating income, before federal income taxes, was $19.8 million.  This compares to operating income, before federal income taxes, of $35.2 million during 2015.
Reinsurance Operations (in run-off)
Reinsurance Operations produced an underwriting loss of $8.2 million for 2016 which compares to an underwriting loss of $1.5 million during 2015.
Property & Casualty Insurance Operations
For the twelve months ended December 31, 2016, Property & Casualty Insurance produced underwriting income of $12.4 million resulting in a combined ratio for 2016 of 95.3%.  This compares to Property & Casualty Insurance underwriting income of $24.3 million and a combined ratio of 89.9% during 2015.

Conference Call Information:
Baldwin & Lyons, Inc. has scheduled its quarterly conference call for Thursday February 16, 2017, at 11:00 AM ET (New York City time) to discuss results for the fourth quarter ended December 31, 2016.
To participate via teleconference, investors may dial 1-877-705-6003 (U.S./Canada) or 1-201-493-6725 (International or local) at least five minutes prior to the beginning of the call.  A replay of the call will be available through February 23, 2017 by calling 1-844-512-2921 or 1-412-317-6671 and referencing passcode 13653203.  Investors and interested parties may also listen to the call via a live webcast, accessible on the company's web site via a link at the top of the main Investor Relations page.  To participate in the webcast, please register at least fifteen minutes prior to the start of the call.  The webcast will be archived on this site until July 28, 2017.  The webcast may be accessed directly at: http://public.viavid.com/player/index.php?id=122564.
Also available on the investor relations section of our web site are complete interim financial statements and copies of our filings with the Securities and Exchange Commission.

Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

Financial Highlights (unaudited)
Baldwin & Lyons, Inc. and Subsidiaries
(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016	2015	2016	2015

Operating revenue	$74,364	$71,500	$295,769	$281,536
Net realized gains (losses) on investments	6,204	(1,753)	23,228	(1,261)

Total revenue	$80,568	$69,747	$318,997	$280,275

Net operating income	$831	$4,680	$13,847	$24,103
Net realized gains (losses) on investments,
net of federal income taxes	4,033	(1,139)	15,098	(820)

Net income	$4,864	$3,541	$28,945	$23,283

Per share data - diluted:
Average number of shares	15,084	15,024	15,084	15,022

Net operating income	$.06	$.31	$.92	$1.60
Net investment gains (losses)	.26	(.07)	1.00	(.05)

Net income	$.32	$.24	$1.92	$1.55

Dividends paid to shareholders	$.26	$.25	$1.04	$1.00

Comprehensive income, net of tax
Net income	$4,864	$3,541	$28,945	$23,283
Unrealized net gains (losses) on securities	(3,359)	2,041	(4,873)	(12,916)
Foreign currency translation adjustments	(163)	(354)	235	(1,456)
Comprehensive income	$1,342	$5,228	$24,307	$8,911

Annualized:
Total Value Creation [1]	1.3%	5.2%	6.1%	2.2%

Return on average shareholders' equity:
Net operating income	0.9%	5.3%	3.8%	6.9%
Net income	5.3%	4.0%	8.0%	6.6%

Consolidated combined ratio of
insurance subsidiaries (GAAP basis):	104.9%	95.5%	98.5%	91.4%

[1] Total Value Creation equals: (1) change in book value plus dividends paid, divided by (2) beginning book value

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	December 31	December 31
	2016	2015
Assets
Investments [1]:
Fixed maturities ($494,561)	$491,904	$437,184
Equity securities ($64,902)	119,945	145,498
Limited partnerships, at equity	76,469	75,458
Short-term [2]	1,500	2,220
	689,818	660,360
Cash and cash equivalents	62,976	73,538
Accounts receivable	64,984	66,522
Reinsurance recoverable	255,024	215,888
Other assets	78,732	65,761
Current federal income taxes	2,603	3,702
	$1,154,137	$1,085,771

Liabilities and shareholders' equity
Reserves for losses and loss expenses	$576,330	$513,596
Reserves for unearned premiums	21,694	25,291
Borrowings under line of credit	20,000	20,000
Accounts payable and accrued expenses	120,356	121,188
Deferred federal income taxes	11,412	11,198
	749,792	691,273
Shareholders' equity:
Common stock-no par value	644	641
Additional paid-in capital	54,286	52,946
Unrealized net gains on investments	34,051	38,924
Retained earnings	315,364	301,987
	404,345	394,498
	$1,154,137	$1,085,771

Number of common and common
equivalent shares outstanding	15,084	15,026
Book value per outstanding share	$26.81	$26.25

[1] 2016 cost in parentheses
[2] Approximates cost

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016	2015	2016	2015
Revenues
Net premiums earned	$69,141	$65,995	$276,011	$263,335
Net investment income	3,982	3,771	14,483	12,498
Net realized gains (losses) on investments	6,204	(1,753)	23,228	(1,261)
Commissions and other income	1,241	1,734	5,275	5,703
	80,568	69,747	318,997	280,275
Expenses
Losses and loss expenses incurred	48,366	41,860	186,481	155,750
Other operating expenses	25,135	23,266	89,462	90,573
	73,501	65,126	275,943	246,323
Income before federal income taxes	7,067	4,621	43,054	33,952
Federal income taxes	2,203	1,080	14,109	10,669
Net income	$4,864	$3,541	$28,945	$23,283

Per share data - diluted:
Income before net gains (losses) on investments	$.06	$.31	$.92	$1.60
Net gains (losses) on investments	.26	(.07)	1.00	(.05)
Net income	$.32	$.24	$1.92	$1.55

Dividends	$.26	$.25	$1.04	$1.00

Reconciliation of shares outstanding:
Average shares outstanding - basic	15,084	15,016	15,072	15,011
Dilutive effect of share equivalents	-	8	12	11
Average shares outstanding - diluted	15,084	15,024	15,084	15,022

Baldwin & Lyons, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended
	December 31
	2016	2015

Net cash provided by operating activities	$32,368	$38,197
Investing activities:
Purchases of available-for-sale investments	(344,466)	(342,592)
Purchases of limited partnership interests	-	(409)
Proceeds from sales or maturities
of available-for-sale investments	311,050	332,313
Net sales of short-term investments	11,258	746
Other investing activities	(5,204)	(2,890)
Net cash used in investing activities	(27,362)	(12,832)
Financing activities:
Dividends paid to shareholders	(15,803)	(15,003)
Net cash used in financing activities	(15,803)	(15,003)

Effect of Foreign exchange rates on cash and cash equivalents	235	(1,456)

Increase (decrease) in cash and cash equivalents	(10,562)	8,906
Cash and cash equivalents at beginning of period	73,538	64,632
Cash and cash equivalents at end of period	$62,976	$73,538

Baldwin & Lyons, Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

(1)
The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-K but do not include all of the information and footnotes as disclosed in the Company's annual audited financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.

(2)
Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve inherent risks and uncertainties.  Readers are encouraged to review the Company's annual report for its full statement regarding forward-looking information.

	Gross Premiums Written	Net Premiums Written	Net Premiums Earned	Loss & LAE Ratio	Expense Ratio	Combined Ratio
Underwriting Operations:
Quarter ended December 31, 2016

Property & Casualty Insurance	$103,696	$67,800	$66,783	69.5%	34.8%	104.3%
Reinsurance	1,188	1,188	2,358	83.5%	38.5%	122.0%

Totals	$104,884	$68,988	$69,141	70.0%	34.9%	104.9%

Quarter ended December 31, 2015

Property & Casualty Insurance	$94,408	$61,239	$62,212	59.7%	31.4%	91.1%
Reinsurance	3,418	3,374	3,783	126.7%	42.1%	168.8%

Totals	$97,826	$64,613	$65,995	63.5%	32.0%	95.5%

Twelve months ended December 31, 2016

Property & Casualty Insurance	$395,625	$264,459	$264,753	64.9%	30.4%	95.3%
Reinsurance	7,379	7,293	11,258	131.0%	41.8%	172.8%

Totals	$403,004	$271,752	$276,011	67.6%	30.9%	98.5%

Twelve months ended December 31, 2015

Property & Casualty Insurance	$366,668	$238,330	$242,364	58.6%	31.3%	89.9%
Reinsurance	16,885	16,323	20,971	64.3%	42.8%	107.1%

Totals	$383,553	$254,653	$263,335	59.2%	32.2%	91.4%

	Gross Premiums Written	Net Premiums Written	Net Premiums Earned	Loss & LAE Ratio
Selected Product Data:
Quarter ended December 31, 2016
Property & Casualty Insurance:
Fleet Transportation	$98,336	$63,570	$64,336	68.2%
All Other	5,360	4,230	2,447	104.0%
Total	$103,696	$67,800	$66,783	69.5%

Quarter ended December 31, 2015
Property & Casualty Insurance:
Fleet Transportation	$90,433	$58,257	$58,421	56.9%
All Other	3,975	2,982	3,791	100.7%
Total	$94,408	$61,239	$62,212	59.7%

Twelve months ended December 31, 2016
Property & Casualty Insurance:
Fleet Transportation	$379,004	$253,462	$252,780	63.4%
All Other	16,621	10,997	11,973	95.5%
Total	$395,625	$264,459	$264,753	64.9%

Twelve months ended December 31, 2015
Property & Casualty Insurance:
Fleet Transportation	$346,695	$222,945	$224,730	55.7%
All Other	19,973	15,385	17,634	96.4%
Total	$366,668	$238,330	$242,364	58.6%

			December	December
Selected Financial Data:			2016	2015

Net GAAP loss and loss expense reserves			$324,767	$301,753
Net statutory loss and loss expense reserves			328,404	308,718
Consolidated statutory surplus			400,372	390,774